Exhibit 99.1

For Immediate Release Contact: David S. Silverman (802) 888-6600

Union Bankshares Announces Earnings for the three months ended March 31, 2026 and Declares Quarterly Dividend

CORRECTION April 17, 2026 - In a press release issued on April 15, 2026, the Company incorrectly stated that total deposits as of March 31, 2025 were $1.81 billion. The correct total deposits as of March 31, 2025 were $1.18 billion. This press release has been revised on April 17, 2026 solely to reflect this correction in the third paragraph under the Balance Sheet heading. All other information remains unchanged.

Morrisville, VT April 15, 2026 (as corrected on April 17, 2026) - Union Bankshares, Inc. (NASDAQ - UNB) today announced results for the three months ended March 31, 2026 and declared a regular quarterly cash dividend. Consolidated net income for the three months ended March 31, 2026 was $3.0 million, or $0.65 per share, compared to $2.5 million, or $0.55 per share, for the same period in 2025.

Balance Sheet
Total assets reached $1.63 billion as of March 31, 2026 from $1.52 billion as of March 31, 2025 representing growth of $100.3 million, or 6.6%. The increase was driven by increases in Federal funds sold and the securities portfolio. Federal funds sold and overnight deposits were $25.3 million as of March 31, 2026 compared to $8.9 million as of March 31, 2025. Investment securities increased to $315.6 million as of March 31, 2026 compared to $249.6 million as of March 31, 2025, an increase of $66.0 million, or 26.4% due to a strategic decision to pre-invest future cash flows from the portfolio during the fourth quarter of 2025. Total loan growth was modest during the comparison periods at $15.8 million or 1.3%, with outstanding balances of $1.18 billion as of March 31, 2026. Sales of qualifying mortgage loans were $24.1 million for the three months ended March 31, 2026 compared to $25.8 million for the three months ended March 31, 2025.
The allowance for credit losses on loans decreased 0.5%, to $8.07 million as of March 31, 2026 compared to $8.11 million as of March 31, 2025. Asset quality remains strong and management continues to assess credit risk exposure and adjusts reserves as needed. Management believes the current credit loss expense is appropriate given the composition and performance of the loan portfolio, and continues to monitor macroeconomic indicators that may impact borrower behavior and repayment capacity.
Total deposits were $1.20 billion as of March 31, 2026 compared to $1.18 billion as of March 31, 2025, and included purchased brokered deposits of $31.8 million as of March 31, 2026 and $30.5million as of March 31, 2025. Borrowed funds consisted of Federal Home Loan Bank advances of $311.0 million as of March 31, 2026 compared to $240.7 million as of March 31, 2025.
Stockholders' equity increased to $80.6 million as of March 31, 2026 compared to $70.1 million as of March 31, 2025, resulting in an increase in book value per share of 13.1% to $17.46 as of March 31, 2026 compared to $15.44 as of March 31, 2025. Accumulated other comprehensive loss as it relates to the fair market value adjustment for investment securities as of March 31, 2026 was $27.7 million compared to $31.4 million as of March 31, 2025 which also contributed to the improvement in book value per share.

Income Statement
Consolidated net income was $3.0 million for the three months ended March 31, 2026, compared to $2.5 million for the same period in 2025. Results increased $503 thousand for the comparison periods due to increases of $1.0 million net interest income and $54 thousand in noninterest income, and a decrease of $560 thousand in credit loss expense, partially offset by increases of $958 thousand in noninterest expenses and $178 thousand in income tax expense.
Interest income was $19.5 million for the three months ended March 31, 2026 compared to $18.3 million for the three months ended March 31, 2025, an increase of $1.2 million, or 6.8%. The increase is attributable to a larger earning asset base and higher interest rates on those assets. Interest expense increased $210 thousand, or 2.6%, to $8.2 million for the three months ended March 31, 2026 compared to $8.0 million for the three months ended March 31, 2025 The increase is primarily due to increases in volume for customer deposits and borrowed funds and to a lesser extent an increase in average rates paid on these funding sources. These changes resulted in improvement in net interest income of $1.0 million, or 10.0% for the comparison periods.
Credit loss benefit of $325 thousand was recorded for the three months ended March 31, 2026 compared to credit loss expense of $235 thousand for the three months ended March 31, 2025. The reduction in credit loss expense during the comparison periods was primarily related to the size and mix of the loan portfolio at March 31, 2026.
Noninterest income was $2.5 million for the three months ended March 31, 2026 compared to $2.4 million for the three months ended March 31, 2025. The sales of qualifying residential mortgages resulted in net gains of $350 thousand for the three months ended March 31, 2026 compared to net gains of $389 thousand for the three months ended March 31, 2025.

Noninterest expenses increased $958 thousand, or 9.8%, to $10.8 million for the three months ended March 31, 2026 compared to $9.8 million for the three months ended March 31, 2025. The increase during the comparison periods was due to increases of $486 thousand in salaries and wages, $184 thousand in employee benefits, $61 thousand in equipment expenses, and $232 thousand in other expenses. Income tax expense was $328 thousand for the three months ended March 31, 2026, an increase of $178 thousand compared to $150 thousand for the three months ended March 31, 2025.

Dividend Declared
The Board of Directors declared a cash dividend of $0.36 per share for the quarter payable May 7, 2026 to shareholders of record as of April 27, 2026.

About Union Bankshares, Inc.
Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail, and municipal banking services, as well as, wealth management services throughout northern Vermont and New Hampshire. Union Bank operates 18 banking offices, three loan centers, and multiple ATMs throughout its geographical footprint.
Since 1891, Union Bank has helped people achieve their dreams of owning a home, saving for retirement, starting or expanding a business and assisting municipalities to improve their communities. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of low to moderate home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators and has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank's employees contribute to the communities where they work and reside, serving on non-profit boards, raising funds for worthwhile causes, and giving countless hours in serving our fellow residents. All of these efforts have resulted in Union receiving and "Outstanding" rating for its compliance with the Community Reinvestment Act ("CRA") in its most recent examination. Union Bank is proud to be one of the few independent community banks serving Vermont and New Hampshire and we maintain a strong commitment to our core traditional values of keeping deposits safe, giving customers convenient financial choices and making loans to help people in our local communities buy homes, grow businesses, and create jobs. These values--combined with financial expertise, quality products and the latest technology--make Union Bank the premier choice for your banking services, both personal and business. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements necessarily involve risks and uncertainties, and many factors could cause actual results and events to differ materially from those contemplated in the forward-looking statements. When we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results and events to differ from those contemplated in the forward-looking statements: uncertainties associated with general economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; acts of war or terrorism; the markets' acceptance of and demand for the Company's products and services; technological changes, including the impact of the internet on the Company's business and on the financial services market place generally; the impact of competitive products and pricing; and dependence on third party suppliers. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission at www.sec.gov or on our investor page at www.ublocal.com.